UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26,  2011

Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	47-0654575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 26, 2011, the Board of Director of Pizza Inn, Inc. adopted the Amended and Restated By-laws of Pizza Inn, Inc. attached hereto as Exhibit 3.1.  The amendments to the by-laws eliminated various provisions pertaining to the previous classification of the Board of Directors which have become superfluous due to the passage of time, deleted the headings of certain previously deleted sections, corrected various grammatical, typographical and punctuation errors, and specified Denton County, Texas rather than Dallas County, Texas as the location of the Corporation’s principal office.

The foregoing description of by-laws amendments is qualified in its entirety by reference to the  Amended and Restated By-laws of Pizza Inn, Inc. filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
Number
3.1	Amended and Restated By-laws of Pizza Inn, Inc.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.

Date: September 1, 2011	By:	/s/ Charles R. Morrison
Charles R. Morrison, President
and Chief Executive Officer